UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):
July 12, 2005

MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York		14615

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		(585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On July 14, 2005, Monro Muffler Brake, Inc. (the “Company”) issued a press release announcing that on July 13, 2005 it had entered into a new five-year, $125 million Revolving Credit Facility Agreement (the “Credit Facility”) with five banks in the lending syndicate that provided the Company’s prior financing arrangement. Interest only is payable monthly throughout the Credit Facility’s term. The Credit Facility increases the Company’s current borrowing capacity by $15 million and includes a provision allowing the Company to expand the amount of the overall facility to $160 million, subject to existing or new lender(s) commitments at that time. The terms of the Credit Facility immediately reduce the spread the Company pays on LIBOR-based borrowings by 50 basis points and permit the payment of cash dividends not to exceed 25% of the preceding year’s net income. Additionally, the new Credit Facility is not secured by the Company’s real property, although the Company has entered into an agreement not to encumber its real property, with certain permissible exceptions. Other terms of the Credit Facility are generally consistent with the Company’s prior financing agreement.

A copy of the press release is furnished herewith.

On July 13, 2005, the Company signed an Employment Agreement with Joseph Tomarchio, Jr., Divisional Vice President-Tire Stores, which is effective as of May 19, 2005 and ends on June 30, 2008.

The Agreement provides a base salary to be reviewed annually, plus a bonus, based upon the Company’s achievement of performance targets set by the Compensation Committee. It also provides for a grant of non-qualified stock options pursuant to the Company’s 1998 Employee Stock Option Plan. The Employment Agreement with Mr. Tomarchio includes a covenant against competition with the Company for one year after termination. The Agreement provides Mr. Tomarchio with a minimum of one year’s salary and certain additional rights in the event of a termination without cause (as defined therein), or a termination in the event of a change in control of the Company (as defined therein).

A copy of Mr. Tomarchio’s Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable.
(b)	Not applicable.
(c)	The following is a list of exhibits furnished with this Current Report on Form 8-K:
Exhibit No.	Description
10.1	Employment Agreement by and between Monro Muffler Brake, Inc. and Joseph Tomarchio, Jr., entered into on July 13, 2005.
99.1	Press Release dated July 14, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC. (Registrant)
July 14, 2005	By:	/s/ John W. Van Heel
John W. Van Heel
Senior Vice President-Store Support and Secretary